As filed with the Securities and Exchange Commission on July 19, 2004
Registration No. 333-115221

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to
Form SB-2/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Viseon, Inc.

(Exact name of Registrant specified in charter)

Nevada	3576	41-1767211
(State of Incorporation)	(Primary Industrial Classification)	(I.R.S. Employer I.D. #)

8445 Freeport Parkway, Suite 245

Irving, TX 75063
Tel: (972) 906-6300
(Address, including zip code of principal place of business
and telephone number, including area code of
Registrant’s principal executive offices.)

With a copy to:

John C. Harris Chief Executive Officer and President 8445 Freeport Parkway, Suite 245 Irving, TX 75063 Tel: (972) 906-6300	Randall W. Heinrich Gillis, Paris & Heinrich, L.L.P. 8 Greenway Plaza, Suite 818 Houston, Texas 77046 (713) 951-9100
(Name, address, including zip code and telephone number, including area code of agent for service.)

    Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price Per Share(2)	Offering Price(2)	Fee(4)

Common Stock	37,592,789(3)	$1.52	$57,141,039(2)	$7,239,77(4)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2)	Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant’s common stock as reported on the OTC Bulletin Board on May 3, 2004 or $1.52 per share.

(3)	8,943,089 shares were previously issued to 17 shareholders, up to 8,450,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock recently issued to 40 investors in a series of private placement transactions (the “Investors”), up to 8,450,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock, up to 1,500,000 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued to 8 holders (4 of whom are also Investors) in connection with the sale of the Series A Convertible Preferred Stock and up to 8,982,200 shares issuable upon the exercise of certain warrants issued to 21 holders (2 of whom are also Investors and 14 of which are included in the group of shareholders first mentioned hereinabove).

(4)	Filing fee previously paid with the initial filing of this Registration Statement.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PURPOSE OF AMENDMENT

      Viseon, Inc. (the “Company”) is filing this Pre-Effective Amendment No. 2 to its Registration Statement on Form SB-2 (No. 333-115221) solely for the purpose of filing the opinion of counsel constituting Exhibit 5.1 to such Registration Statement. No other amendment to such Registration Statement is being made in this connection.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.     Indemnification of Directors and Officers

      Section 78.7502 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

      Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action

      The Company’s Bylaws permit indemnification in accordance with Section 78.751 of the NGCL. The Company’s Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its shareholders to damages for breach of the director’s fiduciary duty.

Item 25.     Other Expenses of Issuance and Distribution.

      The estimated expenses set forth below, will be borne by the company.

Item	Amount

SEC Registration Fee	$7,240
Legal Fees and Expense	$35,000
Accounting Fees and Expenses	$5,000
Printing	$9,500

Total	$56,740

Item 26.     Recent Sales of Unregistered Securities

      In the months of March and April 2004, the Company sold to a total of 40 accredited investors convertible preferred stock and warrants in private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. A total of 338 shares of Series A Convertible Preferred Stock were sold in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). For its services as such, the Company agreed to pay to the placement agent an aggregate cash placement fee of $845,000 and to issue to the placement agent warrants to purchase 1,267,500 shares of common stock. The placement agent warrants were ultimately issued to eight employees of the placement agent at the placement agent’s request. The issuances of the preferred stock and all of the warrants to investors described in this paragraph are claimed to be exempt, and the issuance of the common stock into which the preferred stock may be converted and the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act “). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      The issuances of the placement agent warrants to employees of the placement agent (as described in the preceding paragraph) are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim Corporation, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by the Company, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E. M. Norwood, the holder of a promissory note executed by the Company, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock. . The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to all accredited investors (except for one unaccredited investor that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      In the month of December 2003, the Company granted a five-year warrant for the purchase of 100,000 shares of common stock at $0.84 per share to an individual who is accredited investor in exchange for consulting services. Exercise of this warrant requires the holder to provide the company with 90 days notice prior to exercise. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only one accredited investor, and were restricted in accordance with the requirements of the Securities Act of 1933.

      In October 2003, the Company sold a warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.62 per share in consideration of $5,000 and the additional warrants to accredited investors to purchase 500,000 shares of common stock at $1.10 for total consideration of $65,000 related to the conversion of short-term notes payable of $65,000. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Exim Corporation, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Exim Corporation (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Henry Mellon, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Mellon (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 13, 2003, the Company issued to GlowPoint, Inc. (an accredited investor) 211,433 shares of the Company’s common stock in exchange for the release of an account payable owed by the Company to such vendor in the amount of $74,001.40. The sale of these shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only GlowPoint, Inc. (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During May 2003, the Company agreed to convert currently payable short term indebtedness into a long term, convertible, secured, promissory note, which the Company effectuated by issuing a promissory note payable to Carbone Holdings, LLC in the principal amount of $300,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $332,345 was converted into 1,107,816 shares of common stock. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During May 2003, the Company agreed to convert a short-term debt into a long-term convertible secured promissory note, which the Company effected by issuing a promissory note payable to Active Management, LLC in the principal amount of $120,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $138,171 was converted into 460,570 shares of common stock. In partial consideration of this agreement, Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During March 2003, the Company entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby said investors agreed to purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering. During October 2003, Henry Harris, Sr. exercised his warrant in full and acquired 1,000,000 shares of common stock at a per-share purchase price of $.25. The issuances of the common stock and the warrants and the issuance of the 1,000,000 warrant shares to Henry Harris, Sr. are claimed to be exempt, and the issuance of the common stock underlying the warrants held by Henry Harris, Jr. will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Rule 506 of Regulation D under, the Securities Act of 1933, as amended (the “Act”). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Messrs. Harris and Harris (both accredited investors), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      During September 2002, the Company issued an aggregate of 583,332 shares of common stock to three accredited investors (Schottenfeld Qualified Associates, LP, Lamont Harris and Mellon Family Trust) at a per-share purchase price of $.60 for an aggregate offering amount of $350,000. Two recipients of these shares (or an affiliate) also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.60 for each share of common stock received in this offering. Additionally, in consideration of services performed the Company issued a warrant to purchase 350,000 shares of common stock of the Company at a per-share exercise price of $.60 to a third party accredited investor. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only three investors named above (each an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      During June 2002, the Company sold to one accredited investor (E.M. Norwood) and another unaccredited but sophisticated investor (Judas, Inc.) its convertible secured subordinated notes in an aggregate principal amount of $300,000. These notes provided for their conversion into shares of the Company’s common stock at a conversion rate of one share for each $.55 of amount outstanding on the notes. Each purchaser of these notes also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. In June 2003, following a default by the Company in the payment of interim interest payments pursuant to the notes, the company and each purchaser entered into an agreement amending the terms of the original notes whereby the purchasers waived the existing defaults and extended the repayment terms of the notes in consideration of the Company reducing the conversion rate and exercise price of the warrants from a conversion rate of one share for each $.55 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes to a conversion rate of one share for each $.30 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.30 for each $.30 in original principal amount of these notes, issuing an additional 454,545 warrants collectively, for an aggregate total of 999,999 warrant shares. In March 2004, the entire balance owed pursuant to each note, including all interest accrued thereon totaling $121,377 and $242,755 was converted into 404,591 and 809,183 shares of common stock respectively. The issuances of these notes and warrants are claimed to be exempt, and the issuance of the common stock underlying these notes and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and Judas, Inc. (an unaccredited investor, but one that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      On March 4, 2002, the Company granted John C. Harris 250,000 options at an exercise price of $.66 per share. Because Mr. Harris was the Company’s Chief Executive Officer at the time this option was issued, the issuance of the option is claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

      Between February 23, 2001 and June 20, 2001, the Company sold to Digital Investors LLC (“Digital”) an aggregate of 4,500,000 shares of common stock and warrants to purchase 800,000 shares of common stock at the warrant exercise price of $.70 for an aggregate net purchase price of $1,575,000. Because Digital was the Company’s largest shareholder at the time these shares of common stock were issued with adequate access to information about the company and with the ability to protect adequately its interests, the issuance of the shares of common stock are claimed to be exempt pursuant to Section 4(2) of the Act.

Item 27.	Exhibits

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Plan of Merger between RSI Systems, Inc. and Viseon, Inc. (filed as Exhibit 10.40 to the Company’s March 2001 10-QSB and incorporated herein by reference).
3.1	Articles of Incorporation of Viseon, Inc. (filed as Exhibit 3.1 to the Company’s S-2/ A Registration Statement dated July 25, 2001 and incorporated herein by reference).
3.2	Certificate of Amendment of Articles of Incorporation (filed as Exhibit 3.1 to the Company’s S-2 Registration Statement dated July 25, 2001 and incorporated herein by reference).

Exhibit
Number	Description

3.3	Bylaws of Viseon, Inc. (filed as Exhibit 3.1 to the Company’s S-2/ A Registration Statement dated July 25, 2001 and incorporated herein by reference).
3.4	Certificate of Amendment of Articles of Incorporation (previously filed).
4.1	Form of Warrant granted to RSI Marketing, LLC. (Filed as Exhibit A to Exhibit 10.36 to the Company’s March 31, 2001 10-QSB and incorporated herein by reference).
4.2	Form of Warrant granted to Active Management, LLC. (filed as Exhibit A to Exhibit 10.38 to the Company’s March 31, 2001 10-QSB and incorporated herein by reference).
4.3	Certificate of Designation Establishing the Series A Preferred Stock of Viseon, Inc. (filed as Exhibit 4.1 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).
4.4	Form of Series A-1 Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).
4.5	Form of Series A-2 Common Stock Purchase Warrant (filed as Exhibit 4.3 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).
5.1	Opinion of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC. — Filed herewith.
10.1	1994 Stock Plan. (filed as Exhibit 10.5 to the SB-2 Registration Statement and incorporated herein by reference).
10.2	Manufacturing Agreement with Altron, Inc. dated August 10, 1996 (filed as Exhibit 10.21 to the Form 10-KSB Annual Report of the Company for 1996, File No. 000-27106 (the “Company’s 1996 10-KSB”) and incorporated herein by reference).
10.3	Registration Rights Agreement by and between Company and Digital Investors, LLC, dated as of February 23, 2001 (filed as Exhibit 10.35 to Company’s March 2001 10-QSB the Form 10-QSB Report of the Company for Period ended March 31, 2001, File No. 000-27106 (the “Company’s March 2001 10-QSB” and incorporated herein by reference).
10.4	Registration Rights Agreement by and between Company and RSI Marketing, LLC, dated as of February 23, 2001 (filed as Exhibit 10.37 to Company’s March 2001 10-QSB and incorporated herein by reference).
10.5	Registration Rights Agreement by and between Company and Active Management, LLC, dated as of February 23, 2001 (filed as Exhibit 10.39 to Company’s March 2001 10-QSB and incorporated herein by reference).
10.6	Exclusive Distribution Agreement (filed as Exhibit 10.61 to the Company’s 2002 10-KSB and incorporated herein by reference).
10.7	Promissory Note between the Company and EXIM Corporation (filed as Exhibit 23.3 to the Company’s SB-2/ A Registration Statement dated August 1, 2003 and incorporated herein by reference).
10.8	Promissory Note between the Company and Henry Mellon dated (filed as Exhibit 23.4 to the Company’s SB-2/ A Registration Statement dated August 1, 2003 and incorporated herein by reference).
10.9	Assignment of Note and Liens (filed as Exhibit 10.24 to the Form 10-KSB Annual Report of the Company for 2003 File No. 000-27106 (the “Company’s 2003 10-KSB”) and incorporated herein by reference).
10.10	Third Amendment to Loan Agreement (filed as Exhibit 10.25 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.11	Warrant in favor of Henry Mellon (filed as Exhibit 10.26 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.12	Warrant in favor of EXIM Corporation (filed as Exhibit 10.27 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.13	Warrant in favor of EXIM Corporation (filed as Exhibit 10.28 to the Company’s 2003 10-KSB and incorporated herein by reference).

Exhibit
Number	Description

10.14	Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.29 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.15	Registration Rights Agreement in favor of EXIM Corporation (filed as Exhibit 10.30 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.16	Piggyback Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.31 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.17	Piggyback Registration Rights Agreement in favor of EXIM Corporation (filed as Exhibit 10.32 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.18	Agreement with Comlink Video regarding purchase of group videoconferencing assets (filed as Exhibit 10.61 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.19	Warrant in favor of Henry Mellon (filed as Exhibit 10.33 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.20	Promissory Note between the Company and Judas, Inc. dated June 30, 2002 (filed as Exhibit 10.34 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.21	Agreement Amending Promissory Note between the Company and Judas, Inc. (filed as Exhibit 10.35 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.22	Warrant in favor of Judas, Inc. (filed as Exhibit 10.36 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.23	Warrant in favor of Judas, Inc. (filed as Exhibit 10.37 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.24	Piggyback Registration Rights Agreement in favor of Judas, Inc. (filed as Exhibit 10.39 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.25	Promissory Note between the Company and Michelle Norwood dated June 30, 2002 (filed as Exhibit 10.40 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.26	Agreement Amending Promissory Note between the Company and Michelle Norwood (filed as Exhibit 10.41 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.27	Warrant in favor of Michelle Norwood (filed as Exhibit 10.42 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.28	Warrant in favor of Michelle Norwood (filed as Exhibit 10.43 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.29	Piggyback Registration Rights Agreement in favor of Michelle Norwood (filed as Exhibit 10.44 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.30	Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003 (filed as Exhibit 10.45 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.31	Promissory Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003 (filed as Exhibit 10.46 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.32	Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Active Management, L.L.C. dated May 31, 2003 (filed as Exhibit 10.47 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.33	Promissory Note between the Company and Active Management, L.L.C. dated May 31, 2003 (filed as Exhibit 10.48 to the Company’s 2003 10-KSB and incorporated herein by reference).
10.34	Form of Series A Convertible Preferred Stock and Warrants Purchase Agreement (filed as Exhibit 4.1 to the Company’s Form 8-K dated April 19, 2004 and incorporated herein by reference).
10.35	Form of Registration Rights Agreement (filed as Exhibit 4.2 to the Company’s Form 8-K dated April 19, 2004 and incorporated herein by reference).
23.1	Consent of Virchow, Krause & Company, L.L.P.
23.2	Consent of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC — Included in Exhibit 5.1 to this Registration Statement.

Exhibit
Number	Description

24.1	Power of attorney from directors (included in signature page of this Registration Statement).
99.1	The Company’s Year 2003 Consultant Compensation Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-102551) filed January 16, 2003.
99.2	The Company’s 1994 Stock Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-62573).

Item 28.	Undertakings

      A.     The undersigned Registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and include any additional or changed material information on the plan of distribution.

(2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      B. (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on July 19, 2004.

VISEON, INC.

By	/s/ JOHN C. HARRIS

John C. Harris,
Chief Executive Officer and President

POWER OF ATTORNEY

      The undersigned directors and officers of Viseon, Inc. (other than John C. Harris) hereby appoint John C. Harris as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN C. HARRIS John C. Harris	Director; Chief Executive Officer and President; (Principal Executive Officer,	July 19, 2004

/s/ ROBERT A. WOLF Robert A. Wolf	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2004

/s/ GERARD DUBE* Gerard Dube	Director	July 19, 2004

/s/ W.R. HOWELL* W.R. Howell	Director	July 19, 2004

/s/ CHARLES REY* Charles Rey	Director	July 19, 2004

Name		Title	Date

/s/ BRIAN DAY* Brian Day		Director	July 19, 2004

*By	/s/ JOHN C. HARRIS Attorney-in-Fact